UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2012, AIG held its Annual Meeting of Shareholders at which the shareholders voted upon (i) the election of twelve nominees as directors by the holders of AIG’s common stock, par value $2.50 per share (AIG Common Stock), for a one-year term; (ii) a non-binding shareholder resolution to approve executive compensation; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2012.

The shareholders elected all twelve director nominees presented, approved the non-binding shareholder resolution to approve executive compensation and approved the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2012. The number of votes cast for or against, the percentage for and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Percentage For	Against	Abstain	Broker Non-Votes

Robert H. Benmosche	1,594,451,293	99.92%	1,281,993	111,315	75,314,789

W. Don Cornwell	1,593,878,813	99.88%	1,840,558	125,230	75,314,789

John H. Fitzpatrick	1,594,444,543	99.92%	1,290,321	109,737	75,314,789

Laurette T. Koellner	1,594,448,757	99.92%	1,279,901	115,943	75,314,789

Christopher S. Lynch	1,594,437,411	99.92%	1,287,522	119,668	75,314,789

Arthur C. Martinez	1,566,567,572	98.17%	29,155,904	121,125	75,314,789

George L. Miles, Jr.	1,533,751,001	96.12%	61,922,070	171,530	75,314,789

Henry S. Miller	1,594,389,787	99.92%	1,331,227	123,587	75,314,789

Robert S. Miller	1,594,398,896	99.92%	1,321,931	123,774	75,314,789

Suzanne Nora Johnson	1,593,987,508	99.89%	1,742,118	114,975	75,314,789

Ronald A. Rittenmeyer	1,593,929,661	99.89%	1,793,298	121,642	75,314,789

Douglas M. Steenland	1,593,894,635	99.89%	1,826,577	123,389	75,314,789

	For	Percentage For	Against	Abstain	Broker Non-Votes
Non-binding shareholder resolution to approve executive compensation	1,572,407,332	99.19%	12,768,844	10,668,424	75,314,789
Ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2012	1,657,820,201	99.27%	12,205,135	1,134,054	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 16, 2012	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel